SUBSIDIARIES OF TOTAL SYSTEM SERVICES, INC.

Columbus Depot Equipment Company                                100%
A Georgia corporation

Mailtek, Inc.                                                   100%
A Georgia corporation

Lincoln Marketing, Inc.                                         100%
A Georgia corporation

Columbus Productions, Inc.                                      100%
A Georgia corporation










TSYS\subsid.doc